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                                                                   EXHIBIT 10.28


                        EXECUTIVE SEVERANCE AGREEMENT

         THIS EXECUTIVE SEVERANCE AGREEMENT (the "AGREEMENT"), by and between ALLWASTE, INC., a Delaware corporation (the "COMPANY"), and MICHAEL W. RAMIREZ (the "EMPLOYEE"), is entered into effective as of the 11th day of November, 1996.

                              W I T N E S S E T H:

         WHEREAS, the Employee is a key employee of the Company, and the Employee's experience and knowledge of the affairs of the Company are extremely valuable to the Company; and

         WHEREAS, the Company and the Employee have entered into that certain Employment Agreement dated November 11, 1996 governing the Employee's employment with the Company (the "EMPLOYMENT AGREEMENT"); and

         WHEREAS, the Board of Directors of the Company (the "BOARD") believes it imperative that the Company be able to rely on the Employee to continue his services to the Company without concern that the Employee may be distracted by the personal uncertainties and risks created by the possibility of a change in control; and

         WHEREAS, the Company is entering into this Agreement with the Employee in order to ensure the Employee's continued services, dedication and objectivity during such period as the Company may be susceptible to a change in control and to define the nature and terms of the Employee's severance benefits following a Change in Control (as defined in Section 9 below).

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Employee hereby agree as follows.

         SECTION 1. TERM. This Agreement shall commence on the date hereof and shall continue until the expiration or termination of the Employment Agreement, and to the extent that the Employment Agreement is renewed for successive one-year periods, this Agreement shall be similarly renewed. Notwithstanding any provision of this Agreement to the contrary, termination of this Agreement shall not alter or impair any rights of the Employee (or the Employee's estate or beneficiaries) that have arisen under this Agreement prior to such termination.
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         SECTION 2. TERMINATION OF EMPLOYMENT FOLLOWING A CHANGE IN CONTROL.

         2.1     GENERAL.

         (a) If a Change in Control occurs while the Employee is employed by the Company and if during the Protected Period (as defined in paragraph (b) below) the Employee's employment is terminated, whether by the Company or by the Employee, then the Employee shall be entitled to the benefits specified in Sections 3.3, 4 and 5 hereof, unless such termination is (i) due to the Employee's death, (ii) by the Company on account of the Employee's Disability as provided in Section 2.2 below, (iii) by the Company for Cause as provided in
Section 2.3 below, or (iv) by the Employee for other than Good Reason as provided in Section 2.4 below, in which event the Employee shall not be entitled to any benefits under this Agreement except as specified in Sections
3.1 and 3.2 hereof.

         (b) For purposes of this Agreement, the "PROTECTED PERIOD" shall mean the period of time beginning with a Change in Control and ending 18 months following such Change in Control; provided, however, if the Employee's employment with the Company terminates for any reason other than a termination by the Company for Cause (as defined in Section 2.3 below) prior to, but within six months of, the date on which a Change in Control occurs, then, for all purposes of this Agreement: (A) the Employee shall be deemed to have continued employment with the Company until the date of the Change in Control and then terminated his employment on such date for Good Reason, and (B) the Protected Period shall be deemed to have commenced immediately prior to the Employee's actual termination of employment.

         2.2.    TERMINATION BY COMPANY ON ACCOUNT OF DISABILITY.

         If a Change in Control occurs while the Employee is employed by the Company and if, as a result of the Employee's illness, physical or mental disability, or other incapacity which continues for an uninterrupted period in excess of three (3) months or a cumulative period of six (6) months in any twelve (12) month period during the Protected Period, and if, within 30 days after the Company has given the Employee written notice of the Company's intention to terminate the Employee on account of such incapacity, the Employee shall not have returned to the full-time performance of the Employee's duties, then the Company may thereafter terminate the Employee's employment on account of "DISABILITY"; provided, however, such termination shall not by itself alter or impair the Employee's rights as a "disabled employee" or otherwise under any of the Company's employee benefit plans.





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         2.3     TERMINATION BY COMPANY FOR CAUSE.

         If a Change in Control occurs while the Employee is employed by the Company, the Company may, at any time during the Protected Period, terminate the Employee's employment for Cause. For purposes of this Agreement, the Company shall have "CAUSE" to terminate the Employee's employment hereunder only if: (a) the Employee willfully and continually fails to perform substantially the Employee's duties with the Company (other than any such failure resulting from the Employee's incapacity due to physical or mental illness), which failure continues unabated after a demand for substantial performance is delivered to the Employee by the Board that specifically identifies the manner in which the Board believes that the Employee has not substantially performed the Employee's duties, or (b) the Employee willfully engages in gross misconduct that is materially and demonstrably injurious to the Company. For purposes of this Section 2.3, an act or failure to act on the Employee's part shall be considered "willful" if done or omitted to be done by the Employee otherwise than in good faith and without reasonable belief that the Employee's action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated by the Company for Cause unless and until the Company shall have delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board, at a meeting of the Board called and held for the purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Employee was guilty of conduct set forth in clauses (a) or (b) of the second sentence of this Section 2.3 and specifying the particulars thereof in reasonable detail.

         2.4.    TERMINATION BY EMPLOYEE FOR GOOD REASON.

         If a Change in Control occurs while the Employee is employed by the Company, the Employee may terminate the Employee's employment for Good Reason at any time during the Protected Period. For purposes of this Agreement "GOOD REASON" shall mean any of the following:

                 (a) The Employee is assigned any duties materially inconsistent with, or diminished from, the Employee's positions, duties, responsibilities and status with the Company immediately prior to the commencement of the Protected Period, or the Employee's status, reporting responsibilities, titles or offices are materially diminished from those in effect immediately prior to the commencement of the Protected Period, or the Employee is removed from or is not re-elected or appointed to any of such responsibilities, titles, offices or positions, or the Employee's duties and responsibilities are materially increased without a corresponding increase in the Employee's compensation (such increase in compensation to be satisfactory to the Employee, in the Employee's sole reasonable judgment), except in each case in connection with the termination of the Employee's employment by the Company for Cause or on account of Disability, or as a result of the Employee's death, or by the





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         Employee for other than Good Reason; provided, however, that Good
         Reason shall not be triggered under this subsection (a) by an insubstantial action not taken in bad faith and which is remedied by the Company promptly after receipt of written notice from the Employee; or

                 (b) The Employee's annual rate of base salary is reduced from that in effect immediately prior to the commencement of the Protected Period or as the same may be increased from time to time thereafter (such annual rate of base salary, as so increased (if applicable) but prior to such reduction, is referred to hereinafter as the "ANNUAL BASE SALARY"); provided, however, with respect to a termination of employment prior to a Change in Control that is deemed to have occurred on the date of the Change in Control, "Annual Base Salary" shall be the Employee's annual rate of base salary as in effect immediately prior to the Employee's actual date of termination, but disregarding any reduction therein made within 30 days of the Employee's actual termination date; or

                 (c) The Company fails to continue in effect any benefit or compensation plan, including, but not limited to, the Company's annual bonus plan, qualified retirement plan, executive life insurance plan and/or health and accident plan, in which the Employee is participating immediately prior to the commencement of the Protected Period, or plans providing, in the sole reasonable judgment of the Employee, the Employee with substantially similar benefits, or the Company takes any action that would adversely affect the Employee's participation in or reduce the Employee's benefits under any of such plans (excluding any such action by the Company that is required by law); or

                 (d) The Company's principal executive offices are relocated at any time following a Change in Control more than 35 miles from where such offices were located immediately prior to such Change in Control; or

                 (e) The Company requires the Employee at any time following a Change in Control to relocate more than 35 miles from where the Company's principal executive offices were located immediately prior to such Change in Control; or

                 (f) The Company fails to obtain the assumption of the obligation to perform this Agreement by any successor as contemplated in Section 7.1 hereof; or

                 (g) Any purported termination of the Employee's employment by the Company that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 2.5 below and, if applicable, the procedures described in Section 2.3 above; or

                 (h) The amendment, modification or repeal of any provision of the Certificate of Incorporation or Bylaws of the Company that was in effect





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         immediately prior to the commencement of the Protected Period, if such amendment, modification or repeal would materially adversely affect Employee's rights to indemnification by the Company; or

                 (i) The Company shall violate or breach any obligation of the Company in effect immediately prior to the commencement of the Protected Period (regardless whether such obligation be set forth in the Bylaws of the Company and/or in the Employment Agreement or any other separate agreement entered into between the Company and the Employee) to indemnify the Employee against any claim, loss, expense or liability sustained or incurred by the Employee by reason, in whole or in part, of the fact that the Employee is or was an officer or director of the Company; or

                 (j) The Company shall violate or breach any other material obligation of the Company owing to the Employee in effect immediately prior to the commencement of the Protected Period relating to the Employee's employment with the Company, but only if such violation or breach (if capable of being remedied) shall continue unremedied for more than 15 days after written notice thereof is given by the Employee to the Company; or

                 (k) The Board (or any nominating committee of the Board) fails to recommend and support the Employee's re-election as a director of the Company if the Employee is a director of the Company immediately prior to the commencement of the Protected Period; or

                 (l) The Company shall fail to keep in force, for the benefit of the Employee, directors' and officers' insurance policy with coverage amounts and scope equal to the coverage amounts and scope under such policy immediately prior to the commencement of the Protected Period.

         2.5.    NOTICE OF TERMINATION.

         Any termination by the Company pursuant to Section 2.2 or 2.3 above or by the Employee pursuant to Section 2.4 above shall be communicated by written Notice of Termination to the other party hereto; provided, however, that in the case of events of Good Reason enumerated in subsections (f), (h), (i) or (l) of
Section 2.4 hereof, the Company shall have the obligation to provide the Employee with written notice of the occurrence of any of such events and the Employee shall then have the opportunity to provide the Company with Notice of Termination if he so elects. The Employee shall retain the ability to terminate his employment for Good Reason under subsections (f), (h), (i) or (l) of Section 2.4 hereof, even if the Company fails to provide written notice of the occurrence of any of the events specified in such subsections as provided herein. For purposes of this Agreement, a "NOTICE OF TERMINATION" shall mean a notice that shall indicate the specific termination provision in this Agreement relied on and, except in the case of the termination referred to in the last subsection of Section 2.4 above, shall set forth in reasonable detail the





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facts and circumstances claimed to provide a basis for termination of the
Employee's employment under the provision so indicated. Any purported termination of this Agreement not in compliance with the requirements of this
Section 2.5 or, if applicable, the procedures described in Section 2.3 above shall be ineffective.

         2.6. DATE OF TERMINATION. For purposes of this Agreement, "DATE OF TERMINATION" shall mean: (a) if the Employee is terminated on account of Disability pursuant to Section 2.2 above, 30 days after Notice of Termination is given, provided that the Employee shall not have returned to the performance of the Employee's duties on a full-time basis during such 30-day period; (b) if the Employee's employment is terminated for Cause pursuant to Section 2.3 above, the date specified in the Notice of Termination; (c) with respect to a termination of employment prior to a Change in Control that is deemed to have occurred on the date of the Change in Control, the date of such Change in Control; and (d) if the Employee's employment is terminated for any other reason on or after a Change in Control, the date on which a Notice of Termination is given; provided, however, in the event of any dispute or controversy concerning the Employee's entitlement to payment under this Agreement, solely for purposes of Section 3.3 below, concerning the timing of the payment of amounts under this Agreement, the "Date of Termination" shall mean the date of final resolution of such dispute or controversy.

         SECTION 3.   COMPENSATION DURING DISABILITY OR ON TERMINATION.

         3.1. If a Change in Control occurs while the Employee is employed by the Company and if, during the Protected Period, the Employee fails to perform the Employee's normal duties as a result of Disability (as defined in Section 2.2 hereof), the Employee shall continue during the period of Disability to receive: (i) the Employee's full Annual Base Salary at the rate then in effect, (ii) any awards, deferred and non-deferred, payable during such period of disability under the Company's annual bonus plan, less any amounts paid to the Employee during such period of Disability pursuant to the Company's sick-leave or disability program until the Employee's employment is terminated on account of Disability pursuant to Section 2.2 hereof, and (iii) all other applicable perquisites, insurance and other employee benefits.

         3.2. If a Change in Control occurs while the Employee is employed by the Company and if, during the Protected Period, the Employee's employment shall be terminated by the Company for Cause pursuant to Section 2.3 above, the Company shall pay the Employee's earned but unpaid Annual Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, and the Company shall have no further obligations to the Employee under this Agreement, except those arising hereunder prior to the Date of Termination.

         3.3. If a Change in Control occurs while the Employee is employed by the Company and if, during the Protected Period, the Company shall terminate the Employee other than pursuant to Sections 2.2 or 2.3 hereof or if, during the Protected Period, the Employee shall terminate the Employee's employment for Good Reason in accordance with





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Section 2.4 hereof, then, subject to Section 5 below and the following provisions of this Section 3.3, the Company shall pay to the Employee, in a single lump sum by certified or bank cashier's check within five days of such Date of Termination, the sum of the amounts specified in clauses (a), (b) and
(c) below:

                 (a) an amount equal to 2 times the sum of (i) the Annual Base Salary and (ii) an annual target bonus of 60% of the Annual Base Salary;

                 (b) an amount equal to that portion of the Annual Base Salary earned, but not paid, and vacation earned, but not taken, in each case, to the Date of Termination, and all other amounts previously deferred by the Employee or earned but not paid as of such date under all Company incentive or deferred compensation plans or programs; and

                 (c) an amount equal to (i) the amount of the maximum monthly premium payment that may be charged to continue coverage for the Employee and the Employee's eligible dependents under the Company's health insurance plan under COBRA, multiplied by (ii) 24 months.

Further, if a Change in Control occurs while the Employee is employed by the Company and if, during the Protected Period, the Company shall terminate the Employee other than pursuant to Sections 2.2 or 2.3 hereof or if, during the Protected Period, the Employee shall terminate the Employee's employment for Good Reason in accordance with Section 2.4 hereof, then, subject to Section 5 below, the Employee shall be credited with an additional 24 months of service credit under the Company's Supplemental Executive Retirement Plan (the "SERP").

         SECTION 4. ACCELERATION OF OPTION AND RESTRICTED STOCK GRANTS ON A CHANGE IN CONTROL.

         4.1. For purposes hereof, the term "ACCELERATION DATE" shall mean the earliest date on which any of the following events shall first have occurred: (i) the acquisition described in clause (a) of the definition of Change in Control set forth in Section 9 hereof; (ii) the change in the composition of the Board of Directors described in clause (b) of such definition; (iii) the stockholder approval or adoption described in clauses (c) or (d) of such definition; or (iv) the commencement date of any tender offer subject to the terms of Section 14(d)(1) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or exchange offer subject to the terms of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or any other offer or series of offers to purchase for cash, or to exchange for securities of a person other than the Company, 30% or more of the Company's Common Stock by any "person" or "group" of persons (as such terms are used on January 1, 1996 in Rule 13d of the Exchange Act) other than an offer or offers by the Company or by employee benefit plan(s) sponsored by the Company ("TENDER OFFER").





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         4.2.    If an Acceleration Date occurs while the Employee holds
outstanding options under the Company's stock option plan(s), then from and after the Acceleration Date, all options held by the Employee shall be immediately exercisable in full.

         4.3. If an Acceleration Date occurs while any shares of restricted stock issued by the Company to the Employee (including those granted under the Company's Target 2000: One, Two, Four Plan) remain subject to restrictions and/or performance or other criteria relating thereto (the "RESTRICTIONS"), then from and after the Acceleration Date: (i) all such Restrictions shall lapse and be deemed satisfied in full, as applicable; and (ii) no later than the fifth day following the Acceleration Date, the Company shall cause unrestricted shares of stock to be delivered to the Employee.

         SECTION 5.        GROSS-UP OF PARACHUTE PAYMENTS.

         5.1. To provide the Employee with adequate protection in connection with his ongoing employment with the Company, this Agreement provides the Employee with various benefits in the event of termination of the Employee's employment with the Company during the Protected Period. If the Employee's employment is terminated following a "change in control" of the Company, within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "CODE"), a portion of those benefits could be characterized as "excess parachute payments" within the meaning of Section 280G of the Code. The parties hereto acknowledge that the protections set forth in this Section 5 are important, and it is agreed that the Employee should not have to bear the burden of any excise tax that might be levied under Section 4999 of the Code, in the event that a portion of the benefits payable to the Employee pursuant to this Agreement are treated as an excess parachute payment. The parties, therefore, have agreed as set forth in this Section 5.

         5.2. Anything in this Agreement to the contrary notwithstanding, if it shall be determined that any payment or distribution by the Company or any other person to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 5) (a "PAYMENT") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "EXCISE TAX"), then the Company shall pay an additional payment (a "GROSS-UP PAYMENT") in an amount such that after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed on the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed on the Payments.

         5.3. Subject to the provisions of Section 5.4 below, all determinations required to be made under this Section 5, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at





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such determination, shall be made by an independent public accounting firm with a national reputation that is selected by the Employee (the "ACCOUNTING FIRM") which shall provide detailed supporting calculations both to the Company and to the Employee within 15 business days after the receipt of notice from the Employee that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the change in control of the Company, the Employee shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. The Company shall indemnify and hold harmless the Employee, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed on the Employee as a result of such payment of fees and expenses. Any Gross-Up Payment, as determined pursuant to this Section 5, shall be paid by the Company to the Employee within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Employee, it shall furnish the Employee with a written opinion that failure to report the Excise Tax on the Employee's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding on the Company and the Employee. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments may not have been made by the Company which should have been made ("UNDERPAYMENT"), consistent with the calculations required to be made hereunder. If the Company exhausts its remedies pursuant to Section 5.4 below and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee.

         5.4. The Employee shall notify the Company in writing of any claim (including any threatened tax lien related to or based on any such claim) by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Employee is informed in writing of such claim (or threatened lien) and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which the Employee gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due or such tax lien would be imposed). If the Company notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim (or threatened lien), the Employee shall:

                 (a) give the Company any information reasonably requested by the Company relating to such claim (or threatened lien);





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
                 (b) take such action in connection with contesting such claim (or threatened lien) as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

                 (c) cooperate with the Company in good faith in order effectively to contest such claim (or threatened lien); and

                 (d) permit the Company to participate in any proceedings relating to such claim (or threatened lien);

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Subsection 5.4, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Employee shall determine (but in no event shall the Company permit or direct the Employee to allow a tax lien to be imposed on the Employee's property); provided, further, that if the Company directs the Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Employee, on an interest-free basis, and shall indemnify and hold the Employee harmless on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further, provided, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. In addition, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

         5.5. If, after the receipt by the Employee of an amount advanced by the Company pursuant to Section 5.4, the Employee becomes entitled to receive any refund with respect to such claim, the Employee shall (subject to the Company's complying with the requirements of Section 5.4 above) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If after the receipt by the Employee of an amount advanced by the Company pursuant to





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Section 5.4 above, a determination is made that the Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         SECTION 6.   NO MITIGATION OF DAMAGES.

         The provisions of this Agreement are not intended to, nor shall they be construed to, require that the Employee seek or accept other employment following a termination of employment and, amounts payable and benefits provided under this Agreement to the Employee shall not be reduced by the Employee's acceptance of (or failure to seek or accept) employment with another person. The Company's obligations to make the payments and provide the benefits required for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set off, counterclaim, recoupment, defense or other claim, rights or action that the Company may have against the Employee or others.

         SECTION 7.       SUCCESSORS; BINDING AGREEMENT.

         7.1. The Company will require any successor, whether direct or indirect, by purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would have been required if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to compensation from the Company in the same amount and on the same terms as the Employee would be entitled hereunder if the Employee terminated the Employee's employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that executes and delivers the agreement provided for in this Section 7.1 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         7.2. This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to the Employee hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or, if none, to the Employee's estate.





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
         SECTION 8.  NOTICE.   For the purpose of this Agreement, notices and
all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or five days after deposit in the United States mail, registered and return receipt requested, postage prepaid, addressed to the respective addresses set forth below or to such other address as either party shall have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only on receipt.
                                       If to the Company:

                                       Allwaste, Inc.
                                       5151 San Felipe, Suite 1600
                                       Houston, Texas 77056
                                       Attention: Chairman of the Compensation
                                       Committee of the Board of Directors

                                       If to Employee:

                                       Michael W. Ramirez
                                       3146 Confederate South Drive
                                       Missouri City, Texas  77459


         SECTION 9.  CHANGE IN CONTROL.

         For purposes of this Agreement, a "CHANGE IN CONTROL" shall be deemed to have occurred on, and shall mean:

                 (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) (a "PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then outstanding shares of Common Stock of the Company (the "OUTSTANDING COMPANY COMMON STOCK") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "OUTSTANDING COMPANY VOTING SECURITIES"); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan(s) (or related trust(s)) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, immediately following such reorganization, merger or consolidation, the conditions described in clauses (1), (2) and (3) of paragraph (c) of this Section 9 are satisfied; or

                 (b) Individuals who, as of the date hereof, constitute the entire Board (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either (1) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act), or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (2) a plan or agreement to replace a majority of the members of the Board then comprising the Incumbent Board; or

                 (c) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case unless, immediately following such reorganization, merger or consolidation,
         (1) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding the Company, any employee benefit plan(s) (or related trust(s)) of the Company and/or its subsidiaries or any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 30% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (3) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

                 (d) Approval by the stockholders of the Company of (1) a complete liquidation or dissolution of the Company or (2) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which immediately following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company and/or its subsidiaries or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 30% or more of the Outstanding Company Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

         SECTION 10. EMPLOYMENT WITH SUBSIDIARIES. Employment with the Company for purposes of this Agreement includes employment with any entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of all outstanding equity interests, it being understood that for purposes of clause (a) of Section 2.4 hereof, "Good Reason" shall be construed to refer to each of the Employee's positions, duties, responsibilities (reporting and other), status, titles and offices with the Company and each of its subsidiaries.

         SECTION 11. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Employee and by the Chairman of the Compensation Committee of the Board or other authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         SECTION 12. VALIDITY. THE INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE PRINCIPLE OF CONFLICTS OF LAWS. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

         SECTION 13.      COUNTERPARTS.    This Agreement may be executed in
one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         SECTION 14. DESCRIPTIVE HEADINGS. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         SECTION 15.      CORPORATE APPROVAL.      This Agreement has been
approved by the Board of Directors, and has been duly executed and delivered by Employee and on behalf of the Company by its duly authorized representative.

         SECTION 16.      DISPUTE RESOLUTION.

         16.1. In the event a dispute shall arise between the parties as to whether the provisions of this Agreement have been complied with (a "DISPUTE"), the parties agree to resolve such Dispute in accordance with the following procedure:

                 (a) A meeting shall be held promptly between the parties, attended by (in the case of the Company) one or more individuals with decision-making authority regarding the Dispute, to attempt in good faith to negotiate a resolution of the Dispute.

                 (b) If, within 10 days after such meeting, the parties have not succeeded in negotiating a resolution of the Dispute, the parties agree to submit the Dispute to mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association.

                 (c) The parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the American Arbitration Association if they have been unable to agree on such appointment within 10 days following the 10-day period referred to in clause (b) above.

                 (d) On appointment of the mediator, the parties agree to participate in good faith in the mediation and negotiations relating thereto for 15 days.

                 (e) If the parties are not successful in resolving the Dispute through mediation within such 15-day period, the parties agree that the Dispute shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

                 (f) The fees and expenses of the mediator/arbitrators shall be borne solely by the non-prevailing party or, in the event there is no clear prevailing party, shall be borne by the Company.

                 (g) If any dispute shall arise under this Agreement involving termination of the Employee's employment with the Company or involving the failure or refusal of the Company to fully perform in accordance with the terms hereof, the Company shall reimburse the Employee, on a current basis, for all legal fees and expenses, if any, incurred by the Employee in connection with such dispute, together with interest thereon at the prevailing legal rate of interest, such interest to accrue from the date of Notice of Termination through the date of payment thereof; provided, however, that in the event the resolution of such dispute in accordance with this Section 16 includes a finding denying, in total, the Employee's claims in such dispute, the Employee shall be required to reimburse the Company, over a period determined by the Employee but not to exceed 12 months from the date of such resolution, for all sums advanced to the Employee with respect to such dispute pursuant to this clause (g).

                 (h) Except as provided above, each party shall pay its own costs and expenses (including, without limitation, reasonable attorneys' fees) relating to any mediation/arbitration proceeding conducted under this Section 16.

                 (i) All mediation/arbitration conferences and hearings will be held in Houston, Texas.

         16.2. In the event there is any disputed question of law involved in any arbitration proceeding, such as the proper legal interpretation of any provision of this Agreement, the arbitrators shall make separate and distinct findings of all facts material to the disputed question of law to be decided and, on the basis of the facts so found, express their conclusion of the question of law. The facts so found shall be conclusive and binding on the parties, but any legal conclusion reached by the arbitrators from such facts may be submitted by either party to a court of law for final determination by initiation of a civil action in the proper state or Federal court sitting in Harris County, Texas. Such action, to be valid, must be commenced within 20 days after receipt of the arbitrators' decision. If no such civil action is commenced within such 20-day period, the legal conclusion reached by the arbitrators shall be conclusive and binding on the parties. Any such civil action shall be submitted, heard and determined solely on the basis of the facts found by the arbitrators. Neither of the parties shall, or shall be entitled to, submit any additional or different facts for consideration by the court. In the event any civil action is commenced under this Section 16.2, the party who prevails or substantially prevails (as determined by the court) in such civil action shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred in connection with such action and on appeal.

         16.3. Except as limited by Section 16.2 above, the parties agree that judgment on the award rendered by the arbitrators may be entered in any court of competent jurisdiction.

In the event legal proceedings are commenced to enforce the rights awarded in an arbitration proceeding, the party who prevails or substantially prevails in such legal proceeding shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred in connection with such legal proceeding and on appeal.

         16.4. Except as provided above, no legal action may be brought by either party with respect to any Dispute. All Disputes shall be determined only in accordance with the procedures set forth above.

         SECTION 17. NO OTHER SEVERANCE BENEFITS. In the event the Employee becomes entitled to severance payments under Section 3.3 of this Agreement, then the amounts payable under this Agreement to the Employee shall be in lieu of, and not in addition to, any similar severance amounts to which the Employee may otherwise be entitled under a severance plan or program of the Company or any employment contract or agreement with the Company.

         IN WITNESS WHEREOF, the Company and the Employee have entered into this Agreement as of the day and year first above written.


                                ALLWASTE, INC.



                                By:      /s/ Robert M. Chiste
                                   -------------------------------------------
                                         Robert M. Chiste
                                         President and Chief Executive Officer



                                EMPLOYEE



                                         /s/ Michael W. Ramirez
                                ----------------------------------------------
                                Michael W. Ramirez